                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
              For Tender of 11% Senior Subordinated Notes due 2008
                                       of
                                Metrocall, Inc.

As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer if (i) certificates for Metrocall, Inc.'s 11% Senior Subordinated Notes due 2008 are not immediately available, (ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to First Union National Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date as set forth below. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer -- Procedures for Tendering Old Notes" in the Prospectus.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                           First Union National Bank

         BY MAIL, HAND            BY FACSIMILE TRANSMISSION:        TO CONFIRM BY TELEPHONE
    OR OVERNIGHT DELIVERY:               704-590-7628                 OR FOR INFORMATION:
First Union National Bank                                                704-590-7408
Attn: Michael Klotz
Reorganization Department
1525 West W.T. Harris Blvd., 3C3,
Charlotte, North Carolina 28262-1153

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Metrocall, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus dated February 3, 1998 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer") receipt of which is hereby acknowledged, the aggregate Principal Amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Procedures for Tendering Old Notes."


Signature(s)                                       Address(es)
            --------------------------------                  ---------------------------------

            --------------------------------                  ---------------------------------

Name(s) of Record Holder(s)                        Area Code and Tel. No.(s)
                                                                            -------------------
--------------------------------------------
                                                   Date                                    1999
--------------------------------------------
                                                       ------------------------------------,
--------------------------------------------
            PLEASE TYPE OR PRINT
                                                    If Old Notes will be tendered by bookentry
    Aggregate Principal Amount Tendered             transfer, provide the DTC account number :

--------------------------------------------       --------------------------------------------

--------------------------------------------

  Share Certificate No.(s). (If available)

--------------------------------------------

--------------------------------------------


              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

--------------------------------------------------------------------------------
                                   GUARANTEE
                    (Not to be used for signature guarantee)

The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any other required documents within three Nasdaq Stock Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and the Old Notes tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.


      ---------------------------------------------------       ------------------------------------------------
        Name of Firm                                            Authorized Signature

      ---------------------------------------------------       Name ----------------------------------------
        Address                                                                  Please Type or Print

      ---------------------------------------------------       Title -----------------------------------------
        Zip Code
                                                                Dated ---------------------------------, 1999

      Area Code and Tel. No. -------------------------

NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
      SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.
--------------------------------------------------------------------------------